EXHIBIT 99.4


CUSIP No. 75130P 10 9


                             JOINT FILING STATEMENT
                          PURSUANT TO RULE 13d-1(k)(1)

       The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each will be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein, but will not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  May 16, 2006

                                     /s/ Britani Talley Bowman
                                     Britani Talley Bowman


                                     DANISH KNIGHTS, A LIMITED PARTNERSHIP

                                     By: Dannebrog Corporation, its
                                         general partner

                                         By:  /s/ Britani Talley Bowman
                                              Britani Talley Bowman, President


                                     DANNEBROG CORPORATION

                                     By:  /s/ Britani Talley Bowman
                                          Britani Talley Bowman, President